Exhibit 99.2

CARBON NATURAL GAS COMPANY

PRO FORMA FINANCIAL INFORMATION (Unaudited)

Property Acquisition

On October 3, 2016, Nytis Exploration Company LLC (“Nytis LLC”), Carbon Natural Gas Company’s (“Carbon” or the “Company”) indirect subsidiary, completed an acquisition (the “Acquisition”) of producing natural gas wells and natural gas gathering facilities assets (the “Acquired Assets”) located in Carbon’s Appalachian Basin operating area. The Acquisition was pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”), effective as of October 1, 2016 by and among EXCO Production Company (WV), LLC, BG Production Company (WV), LLC and EXCO Resources (PA) LLC (collectively, the “Sellers”) and Nytis LLC, as the buyer. The purchase price of the Acquired Assets pursuant to the Purchase Agreement was $9.0 million, subject to normal and customary closing and post-closing adjustments. At the closing, the Company paid the Sellers cash of approximately $8.1 million which was comprised of the purchase price net of liabilities assumed by the Company on behalf of the Sellers and other normal adjustments.

The Acquisition is comprised of 2,334 natural gas wells which are currently producing approximately 9,300 net Mcfe per day (95% natural gas) and have an average working interest and average net revenue interest of 95% and 79%, respectively. Also included are over 900 miles of natural gas gathering pipelines and associated compression facilities which will be used principally to transport the Company’s natural gas production from the Acquired Assets. Nytis LLC will operate the wells and gathering systems.

Credit Facility

In connection with and concurrently with the closing of the Acquisition, Carbon entered into a 4-year $100.0 million senior secured asset-based revolving credit facility (the “Credit Facility”) with LegacyTexas Bank. Borrowings under the Credit Facility were used (i) to pay off and terminate Nytis LLC’s existing credit facility with Bank of Oklahoma, (ii) to pay the purchase price to the Sellers for the Acquisition under the Purchase Agreement (iii) to pay costs and expenses associated with the Acquisition and the Credit Facility and (iv) to provide working capital for Carbon and Nytis LLC.

Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma financial statements and related footnotes give effect to the acquisition of the Acquired Assets from the Sellers. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 combine the Company’s historical consolidated statement of operations, the revenues and direct operating expenses of the Acquired Assets and the pro forma adjustments as if the acquisition of the Acquired Assets occurred on January 1, 2015. The unaudited pro forma consolidated balance sheet as of June 30, 2016 reflects the acquisition of the Acquired Assets as if it had occurred on June 30, 2016.

The unaudited pro forma adjustments are based upon currently available information and certain assumptions that the Company believes to be reasonable under the circumstances. Pursuant to the Securities and Exchange Commission’s Article 11 of Regulation S-X, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. As actual adjustments may differ from pro forma adjustments, the unaudited pro forma combined financial information has been prepared for informational purposes only. It is not intended to be indicative of the Company’s results of operations or financial position that might have been achieved had the acquisition been completed as of the dates presented, or the Company’s future results of operations or financial position.

These unaudited pro forma consolidated financial statements for the year ended December 31, 2015 should be read in conjunction with the Company’s Annual Report on Form 10-K, filed on March 28, 2016. The unaudited pro forma consolidated financial statements for the six months ended June 30, 2016 should be read in conjunction with the Company’s quarterly report on Form 10-Q, filed on August 15, 2016.

Carbon Natural Gas Company Acquisition of Acquired Assets

Pro Forma Consolidated Balance Sheet

June 30, 2016

(unaudited)

	Historical	Pro Forma
	Carbon Natural	Adjustments for
(in thousands)	Gas Company	Acquired Assets		Combined
		(Note 2)

ASSETS

Current assets:
Cash and cash equivalents	$266	$-		$266
Accounts receivable:
Revenue	982	-		982
Joint interest billings and other	569	-		569
Prepaid expenses, deposits and other currents assets	190	-		190
Total current assets	2,007	-		2,007

Property, plant and equipment:
Oil and gas properties
Proved, net	20,076	12,767	(a)	32,843
Unproved	3,137	-		3,137
Other property and equipment, net	193	500	(a)	693
	23,406	13,267		36,673

Investment in affiliates	744	-		744
Other long-term assets	193	-		193
Total assets	$26,350	$13,267		$39,617

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$5,724	$2,050	(b)	$7,774
Firm transportation contract obligations	425	-		425
Commodity derivative liability	306	-		306
Notes payable	4,000	8,117	(d)	12,117
Total current liabilities	10,455	10,167		20,622

Non-current liabilities:
Firm transportation contract obligations	207	-		207
Commodity derivative liability	102	-		102
Asset retirement obligations	3,170	3,100	(c)	6,270
	3,479	3,949		6,579

Stockholders’ equity:
Preferred stock	-	-		-
Common stock	1,107	-		1,107
Additional paid-in capital	55,027	-		55,027
Accumulated deficit	(45,575)	-		(45,575)
Total Carbon stockholders’ equity	10,559	-		10,559
Non-controlling interest	1,857	-		1,857
Total stockholders’ equity	12,416	-		12,416

Total liabilities and stockholders’ equity	$26,350	$13,267		$39,617

See accompanying notes to Pro Forma Consolidated Information

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CARBON NATURAL GAS COMPANY ACQUISITION OF ACQUIRED ASSETS

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(Unaudited)

	Historical		Pro Forma
	Carbon Natural	Acquired	Adjustments for
(in thousands, except per share data)	Gas Company	Assets	Acquired Assets		Combined
		(Note 3(a))	(Note 3)
Revenue:
Gas sales	$5,663	$9,014	$-		$14,677
Oil sales	5,045	1,486	-		6,531
Commodity derivative gain	852	-	-		852
Other income	118	-	-		118
Total revenue	11,678	10,500	-		22,178

Expenses:
Lease operating expenses	2,910	6,494	-		9,404
Transportation costs	1,710	712	-		2,422
Production and property taxes	887	1,335	-		2,222
General and administrative	6,741	-	-		6,741
Depreciation, depletion and amortization	2,607	-	1,527	(b)	4,134
Accretion of asset retirement obligations	123	-	176	(b)	299
Impairment of oil and gas properties	5,419	-	(5,419	)(c)	-
Total expenses	20,397	8,541	(3,716)		25,222

Operating (loss) income	(8,719)	1,959	3,716		(3,044)

Other income and (expense):
Interest expense	(201)	-	(368	)(e)	(569)
Equity investment income	16	-	-		16
Other	(30)	-	-		(30)
Total other expense	(215)	-	(368)		(583)

(Loss) income before income taxes	(8,934)	1,959	3,348		(3,627)

Provision for income taxes	-	-	-		-

Net (loss) income	(8,934)	1,959	3,348		(3,627)

Net loss attributable to non-controlling interests	636	-	-		636

Net (loss) income attributable to controlling interests	$(8,298)	$1,959	$3,348		$(2,991)

Net loss per common share:
Basic	$(0.08)				$(0.03)
Diluted	$(0.08)				$(0.03)
Weighted average common shares outstanding:
Basic	106,700				106,700
Diluted	106,700				106,700

See accompanying notes to Pro Forma Consolidated Financial Information.

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CARBON NATURAL GAS COMPANY ACQUISITION OF ACQUIRED ASSETS

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2016

(Unaudited)

	Historical		Pro Forma
	Carbon Natural	Acquired	Adjustments for		Pro Forma
(in thousands, except per share data)	Gas Company	Assets	Acquired Assets		Combined
		(Note 3(a))	(Note 3)
Revenue:
Gas sales	$2,053	$3,046	$-		$5,099
Oil sales	1,436	445	-		1,881
Commodity derivative loss	(634)	-	-		(634)
Other income	1	-	-		1
Total revenue	2,856	3,491			6,347

Expenses:
Lease operating expenses	1,242	2,058	-		3,300
Transportation costs	758	338	-		1,096
Production and property taxes	259	412	-		671
General and administrative	3,075	-	(162	)(d)	2,913
Depreciation, depletion and amortization	938	-	670	(b)	1,608
Accretion of asset retirement obligations	70	-	91	(b)	161
Impairment of oil and gas properties	4,299	-	(4,299	)(c)	-
Total expenses	10,641	2,808	(3,700)		9,749

Operating (loss) income	(7,785)	683	3,700		(3,402)

Other income and (expense):
Interest expense	(103)	-	(198	)(e)	(301)
Equity investment loss	(6)	-	-		(6)
Other	17	-	-		17
Total other expense	(92)	-	(198)		(290)

(Loss) income before income taxes	(7,877)	683	3,502		(3,692)

Provision for income taxes	-	-	-		-

Net (loss) income	(7,877)	683	3,502		(3,692)

Net loss attributable to non-controlling interests	432	-	-		432

Net (loss) income attributable to controlling interests	$(7,445)	$683	3,502		$(3,260)

Net loss per common share:
Basic	$(0.07)				$(0.03)
Diluted	$(0.07)				$(0.03)
Weighted average common shares outstanding:
Basic	108,573				108,573
Diluted	108,573				108,573

See accompanying notes to Pro Forma Consolidated Financial Information

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CARBON NATURAL GAS COMPANY

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

Note 1 — Financial Statement Presentation

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 were derived from the audited and unaudited statement of revenues and direct operating expenses of the Acquired Assets for the twelve month period ended December 31, 2015 and for the six month period ended June 30, 2016, respectively, together with pro forma adjustments to give effect to the acquisition of the Acquired Assets as if it occurred on January 1, 2015 or January 1, 2016, respectively. The unaudited pro forma consolidated balance sheet as of June 30, 2016 reflects the acquisition of the Acquired Assets as if it had occurred on June 30, 2016.

These unaudited pro forma consolidated financial statements are provided for illustrative purposes and do not purport to represent what the Company’s results of operations or financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, filed on March 28, 2016.

The following purchase price allocation for the Acquired Assets is preliminary and includes significant use of estimates. The fair values of the Acquired Assets and liabilities assumed are preliminary and are subject to revision as the Company continues to evaluate the fair value of the Acquired Assets. Accordingly, the allocation will change as additional information becomes available and is assessed by management, and the impact of such changes may be material. The following table summarizes the preliminary purchase price and preliminary estimated values of assets acquired and liabilities assumed:

Preliminary Purchase Price (in thousands)	October 3, 2016
Consideration given:
Cash from debt financing	$8,117
Liabilities assumed, including asset retirement obligations	5,150
Total consideration given	$13,267

Preliminary Allocation of Purchase Price
Proved oil and gas properties*	$12,767
Other assets	500
Total fair value of assets acquired	$13,267

*	Includes acquired natural gas gathering facilities as these assets are used principally to transport the Company’s natural gas production from the Acquired Assets. Accordingly, the fair value of these assets is included in the Company’s oil and gas properties.

 Note 2 – Adjustments to Pro Forma Consolidated Balance Sheet for December 31, 2015

(a)	Reflects management’s preliminary fair value estimate of the acquired oil and gas properties and other assets.

(b)	Reflects the preliminary fair value of estimated liabilities for suspended revenues, taxes payable assumed by or reimbursed by the Company at closing.

(c)	Reflects adjustment for estimated asset retirement costs and asset retirement obligations for the acquired producing oil and gas properties.

(d)	Reflects the funds borrowed under the Credit Facility to finance the acquisition of the Acquired Assets.

Note 3 — Adjustments to Pro Forma Consolidated Statements of Operations for the Six Months Ended June 30, 2016 and the Year Ended December 31, 2015

(a)	Revenues and direct operating expenses of the interests acquired in the Acquired Assets for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively.

(b)	Reflects additional depreciation, depletion and amortization expense and asset retirement obligation accretion attributable to the interests acquired in the Acquired Assets based on the preliminary purchase price allocation.

(c)	Reflects a reduction in the non-cash impairment of oil and gas properties as a result of performing a combined full cost ceiling test prepared in accordance to guidelines prescribed by SEC Regulation S-X Rule 4-10. The Acquired Asset capitalized costs were based on the preliminary purchase price allocation and the present values of the future net revenues of the Acquired Assets were determined in accordance with SEC regulations for the respective periods presented.

(d)	Transaction expenses associated with the acquisition of the Acquired Assets.

(e)	Reflects the additional interest expense attributed to the debt financing of the acquisition of the Acquired Assets.

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